Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TESSCO Technologies Incorporated Second Amended and Restated 1994 Stock and Incentive Plan, of our report dated June 9, 2008, with respect to the consolidated financial statements and schedule of TESSCO Technologies Incorporated included in its Annual Report (Form 10-K) for the year ended March 30, 2008, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Baltimore, Maryland

April 24, 2009